                                                                    Exhibit 99


                                                                NEWS RELEASE

      HEINZ logo

  World Headquarters
"THE GOOD FOOD COMPANY"

             HEINZ REPORTS FIRST QUARTER RESULTS IN LINE WITH SALES,
                    CASH & EARNINGS OUTLOOK FOR FISCAL 2005

     o EPS OF 55 CENTS VS. 60 CENTS IN THE PRIOR YEAR WHICH INCLUDED DISCONTINUED OPERATIONS AND SPECIAL ITEMS

     o EPS OF 55 CENTS UP 7.8% OVER PRIOR-YEAR EPS FROM CONTINUING OPERATIONS, EXCLUDING SPECIAL ITEMS

     o SALES INCREASE 5.7%, WITH VOLUME UP 1.9% REFLECTING STRONG GROWTH IN NORTH AMERICAN CONSUMER PRODUCTS AND EUROPE

     o    CASH CONVERSION CYCLE REDUCED 12 DAYS VERSUS PRIOR YEAR

PITTSBURGH - August 24, 2004 - H.J. Heinz Company (NYSE: HNZ) today reported net income of $194.8 million, or $0.55 per diluted share, for the Fiscal 2005 first quarter ended July 28, 2004. This compares to $214.0 million, or $0.60 per share, for the first quarter of Fiscal 2004, which included profit associated with business units spun off to Del Monte Foods along with special items. Excluding discontinued operations and special items, Heinz's first quarter EPS in Fiscal 2005 increased 7.8% over earnings of $179.8 million, or $0.51 per diluted share for the prior-year period.

     Commenting on the Company's performance, H.J. Heinz Company Chairman, President and CEO William R. Johnson said: "Heinz is off to a strong start in Fiscal 2005, with first quarter results consistent with our full-year outlook. Innovation continues to drive profitable growth in our top brands, most notably Ore-Ida(R) frozen potatoes, which had excellent results behind the launch of our exciting new Extra Crispy(TM) and Easy Fries(TM) lines. This, combined with restaging and repricing initiatives around the world, helped generate strong first quarter sales and volume growth against our full-year objective of net sales growth of 2-3%. At the same time, we continued to remove clutter and squeeze out cost to improve our cash management and balance sheet performance, with reduced working capital and a 12-day improvement in the Cash Conversion Cycle. Overall, our first quarter performance is in line with our full-year target ranges of EPS of $2.32 - $2.42 and Operating Free Cash Flow of $800 million - $1 billion."

     Heinz's positive earnings performance reflected strong first quarter sales growth of 5.7% due to a combination of favorable foreign exchange rates and a 1.9% increase in volume/mix. The volume/mix improvement was driven mainly by very strong volume growth of 6.7% in the North American Consumer Products business, primarily in frozen brands such as Ore-Ida(R) frozen potatoes. Europe's volume increased 2.1%, reflecting strong volume growth in the U.K. and Italy. The Company also noted robust sales growth of 7.8% for its top 15 power brands. These volume increases were partially offset by a 1.0% drop in net pricing related to the Company's product restage in Italy and market pressure in the Netherlands and New Zealand.

     The Company's balance sheet and working capital management showed continued improvement over the Fiscal 2004 first quarter. Operating Free Cash Flow (cash from operations less capital expenditures) was $148 million in the quarter, the Cash Conversion Cycle improved 12 days, and net debt (total debt less cash and cash equivalents and the value of interest rate swaps) was reduced by $320 million versus the prior-year period.

(Comments on the first quarter that follow refer to the results from continuing operations, excluding special items, in Fiscal 2004. See attached tables for further details, including reconciliation of non-GAAP financial measures. Management believes that the adjusted GAAP measures provide additional clarity in understanding the trends of the business as they provide management with a view of the business excluding special items.)


     Heinz's Gross Profit Margin was 36.9% in the quarter, a decrease of 0.6 percentage points over the year-ago period. The decrease in the Gross Profit Margin was due mainly to increased trade promotion spending and higher commodity costs. Operating income increased 3.0%, primarily due to the favorable sales increase, partially offset by the reduced Gross Profit Margin and increases in SG&A. The higher SG&A cost largely reflects fuel cost inflation and the switch from stock options to performance-based pay, partially offset by reduced consumer marketing. Income from continuing operations grew 8.4%, mainly reflecting higher operating results, reduced interest expense and a lower effective tax rate.


HIGHLIGHTS

NORTH AMERICAN CONSUMER PRODUCTS

     Sales of the North American Consumer Products segment increased 8.4%. Volume increased sales 6.7%, due to significant growth in Ore-Ida(R) frozen potatoes behind the successful launch of the innovative Extra Crispy(TM) and microwaveable Easy Fries(TM) lines and the extension of the Smart Ones(R) Truth About Carbs(TM) line. Volume also grew in Delimex(R) and TGI Friday's(R) frozen snacks and appetizers. Acquisitions increased sales 2.6%, due to the prior-year purchase of the Canadian operations of Unifine Richardson B.V., which manufactures and sells salad dressings, sauces, and dessert toppings. The divestiture of Ethnic Gourmet Foods(R) and Rosetto(R) pasta during the quarter reduced sales 1.1%.

     Aided by the popularity of its innovative Easy Squeeze!(TM) upside-down bottle and expanded distribution of its One Carb ketchup, Heinz(R) Ketchup's U.S. market share remained strong, exceeding 60%. Heinz(R) Homestyle Gravy also recorded volume and market share growth, reflecting the positive impact of the Company's EDLP initiatives for these brands.

     Operating income increased 3.1%, driven by the increase in volume and lower consumer marketing, partially offset by higher commodity and fuel costs.

HEINZ U.S. FOODSERVICE

     Heinz's U.S. Foodservice business increased sales 3.8%. Acquisitions increased sales 2.4% due to the prior year purchase of Truesoups LLC, a manufacturer and marketer of premium frozen soups. Higher pricing drove sales up 2.2% chiefly due to increases on Heinz(R) Ketchup and single serve condiments, Chef Francisco(R) frozen soups, and Dianne's(R) and Alden Merrell(R) frozen desserts. Sales volume decreased 0.7%, primarily due to customer service issues at Portion Pac Inc. resulting from the startup of a new warehouse management system that temporarily impacted shipments of some portion control products early in the quarter.

     Operating income increased 5.1%, primarily due to favorable pricing, sales mix and the Truesoups acquisition, partially offset by higher commodity and distribution costs.


EUROPE

     Heinz Europe's sales increased 7.3%. Favorable exchange translation rates boosted sales by 8.4%, with volume increasing 2.1% due primarily to strong performance in the U.K. and Italy. Key growth initiatives included the successful expansion of Heinz(R) Ketchup's new Top Down(TM) bottle, the relaunch of the Plasmon(R) baby food line in Italy, growth in Heinz(R) ready-to-serve soups, introduction of new Weight Watchers(R) frozen products and expanded retail distribution of frozen desserts in the U.K. Heinz(R) Ketchup hit a new market share record in the U.K. (78%), with Heinz(R) Salad Cream's share surpassing 79%. Heinz(R) Ketchup's market share exceeded 31% in France and reached new record highs in Germany, Spain and Switzerland. Lower pricing decreased sales 2.2%, primarily due to increased trade promotion spending related to the restage of the Italian infant feeding business and pricing pressures in Northern Europe. Divestitures lowered sales by 1% as the company continued to improve the focus of its European business.

     Operating income increased 5.2%, mainly due to strong sales volume and favorable currency exchange translation rates. These benefits were partially offset by increased trade promotional spending to improve price competitiveness in Italy and The Netherlands together with unfavorable raw material and production costs for the European seafood business.


ASIA PACIFIC

     Sales in Asia Pacific increased 1.5%. Favorable exchange translation rates increased sales by 4.2%. Volumes decreased sales by 1.0% as volume increases in New Zealand and Indonesia were more than offset by declines, primarily in Japan. Lower pricing decreased sales 1.7% as Tegel(R) poultry responded to continuing market pressures in New Zealand.

     Creative marketing and innovation helped drive growth in Heinz(R) soups and beans in Australia, offset by declines in baby food and frozen vegetables. Wattie's(R) in New Zealand also grew sales in soups, beans and spaghetti meals through innovative recipes and strong trade support. Operating income decreased 5.8%, primarily due to reduced pricing in New Zealand.

                                       # #

MEETING WITH SECURITIES ANALYSTS - INTERNET BROADCASTS

Heinz will host a conference call with security analysts today at 8:30 a.m. (Eastern time). The call will be webcast live on www.heinz.com and will be archived for playback beginning at 2 p.m. The call is available live via conference call at 1-800-377-5666 (listen only). It will be hosted by Art Winkleblack, Executive Vice President and Chief Financial Officer; Ed McMenamin, Senior Vice President - Finance & Corporate Controller; Casey Keller, Chairman & CEO - Heinz Italy and President - Heinz Southern Europe; and Jack Runkel, Vice President - Investor Relations.

                                       # #


SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Uncertainties contained in such statements include, but are not limited to, sales, earnings, and volume growth, general economic, political, and industry conditions, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs, the need for product recalls, the ability to maintain favorable supplier relationships, achieving cost savings programs and gross margins, currency valuations and interest rate fluctuations, success of acquisitions, joint ventures, and divestitures, new product and packaging innovations, the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency and cash flow initiatives, the impact of e-commerce and e-procurement, risks inherent in litigation and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments, the possibility of increased pension expense and contributions and other people-related costs, and other factors described in "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form 10-K for the fiscal year ended April 28, 2004, and the Company's subsequent filings with the Securities and Exchange Commission. The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

                                       # #

ABOUT HEINZ: H.J. Heinz Company is one of the world's leading producers and marketers of branded foods in ketchup, condiments, sauces, meals, soups, seafood, snacks and infant foods. Heinz is a global family of leading brands, including Heinz(R) Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales), Ore-Ida(R) french fries, Boston Market(R) and Smart Ones(R) meals and Plasmon(R) baby food. Heinz's 50 companies have number-one or number-two brands in 200 countries, showcased by Heinz(R) Ketchup, the world's favorite ketchup. Information on Heinz is available at www.heinz.com/news.

                                      # # #

     CONTACT:

                  Media:
                  -----

                  Ted Smyth, 412-456-5780;

                  Debbie Foster, 412-456-5778;

                  Jack Kennedy, 412-456-5923;

                  OR Investors:
                     ---------

                           Jack Runkel, 412-456-6034

                      H. J. HEINZ COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   First Quarter Ended
                                                          -------------------------------------
                                                          July 28, 2004           July 30, 2003
                                                              FY2005                 FY2004
                                                          -------------           -------------
Sales                                                      $ 2,003,026             $ 1,895,524
Cost of products sold                                        1,264,273               1,188,448
                                                           -----------             -----------
Gross profit                                                   738,753                 707,076

Selling, general and
   administrative expenses                                     399,099                 358,000
                                                           -----------             -----------
Operating income                                               339,654                 349,076

Interest income                                                  6,661                   5,765
Interest expense                                                53,346                  52,237
Other income / (expense), net                                   (6,383)                (16,979)
                                                           -----------             -----------
Income from continuing operations before
 income taxes                                                  286,586                 285,625

Provision for income taxes                                      91,750                  98,800
                                                           -----------             -----------

Income from continuing operations                              194,836                 186,825

Income from discontinued operations, net of tax                   --                    27,200
                                                           -----------             -----------

Net income                                                 $   194,836             $   214,025
                                                           ===========             ===========

Income per common share - Diluted
    Continuing operations                                  $      0.55             $      0.53
    Discontinued operations                                       --                      0.08
                                                           -----------             -----------

    Net Income                                             $      0.55             $      0.60
                                                           ===========             ===========

Average common shares
outstanding - diluted                                          354,977                 354,522
                                                           ===========             ===========

Income per common share - Basic
    Continuing operations                                  $      0.56             $      0.53
    Discontinued operations                                       --                      0.08
                                                           -----------             -----------

    Net Income                                             $      0.56             $      0.61
                                                           ===========             ===========

Average common shares
outstanding - basic                                            351,366                 352,094
                                                           ===========             ===========

Cash dividends per share                                   $    0.2850             $    0.2700
                                                           ===========             ===========


 Note:  Fiscal 2004 includes special items.

 (Totals may not add due to rounding)

                      H. J. HEINZ COMPANY AND SUBSIDIARIES
                                  SEGMENT DATA

                                                                    First Quarter Ended
                                                           -------------------------------------
                                                           July 28, 2004           July 30, 2003
                                                              FY2005                  FY2004
                                                           -------------           -------------
Net external sales:
     North American Consumer Products                       $   488,832             $   450,778
     U.S. Foodservice                                           343,868                 331,217
     Europe                                                     788,725                 735,153
     Asia/Pacific                                               294,272                 290,007
     Other Operating Entities                                    87,328                  88,369
                                                            -----------             -----------
     Consolidated Totals                                    $ 2,003,026             $ 1,895,524
                                                            ===========             ===========

Intersegment revenues:
     North American Consumer Products                       $    12,726             $    14,077
     U.S. Foodservice                                             4,242                   3,532
     Europe                                                       4,672                   4,535
     Asia/Pacific                                                   597                     674
     Other Operating Entities                                       390                     499
     Non-Operating                                              (22,627)                (23,317)
                                                            -----------             -----------
     Consolidated Totals                                    $      --               $      --
                                                            ===========             ===========

Operating income (loss):
     North American Consumer Products                       $   111,092             $   106,262
     U.S. Foodservice                                            54,340                  49,200
     Europe                                                     154,091                 171,316
     Asia/Pacific                                                32,263                  34,266
     Other Operating Entities                                    14,326                  11,238
     Non-Operating                                              (26,458)                (23,206)
                                                            -----------             -----------
     Consolidated Totals                                    $   339,654             $   349,076
                                                            ===========             ===========

Operating income (loss) excluding special items:
     North American Consumer Products                       $   111,092             $   107,758
     U.S. Foodservice                                            54,340                  51,700
     Europe                                                     154,091                 146,517
     Asia/Pacific                                                32,263                  34,266
     Other Operating Entities                                    14,326                  11,238
     Non-Operating                                              (26,458)                (21,748)
                                                            -----------             -----------
     Consolidated Totals                                    $   339,654             $   329,731
                                                            ===========             ===========

The company's revenues are generated
via the sale of products in the following categories:

      Ketchup, Condiments and Sauces                        $   762,600             $   742,295
      Frozen Foods                                              461,540                 392,709
      Convenience Meals                                         450,869                 427,180
      Infant Feeding                                            178,951                 186,582
      Other                                                     149,066                 146,758
                                                            -----------             -----------
      Total                                                 $ 2,003,026             $ 1,895,524
                                                            ===========             ===========

                       H.J. HEINZ COMPANY AND SUBSIDIARIES
                   SPECIAL ITEMS - FIRST QUARTER JULY 30, 2003

The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following table provides a reconciliation of the Company's reported results from continuing operations to the results excluding special items for the first quarter ended July 30, 2003:

                                                                      First Quarter Ended July 30, 2003
                                                   ---------------------------------------------------------------------
                                                      Net             Gross       Operating                        Per
(in millions)                                        Sales           Profit         Income         Income         Share
                                                   ---------        --------       --------       --------       -------
Reported results from continuing operations        $ 1,895.5        $  707.1       $  349.1       $  186.8       $  0.53
     Reorganization costs                              --                4.0            9.5            6.2          0.02
     Gain on divestiture of a business                 --              --             (28.8)         (13.3)        (0.04)
                                                   ---------        --------       --------       --------       -------
Results from continuing operations
     excluding special items                       $ 1,895.5        $  711.1       $  329.7       $  179.8       $  0.51
                                                   =========        ========       ========       ========       =======


(Note:  Totals may not add due to rounding.)

                 H.J. HEINZ COMPANY AND SUBSIDIARIES
                     Non-GAAP Performance Ratios

The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following table provides the calculation of those non-GAAP performance ratios discussed in the Company's press release dated August 24, 2004:

NET DEBT CALCULATION
(amounts in thousands)                                          July 28, 2004       July 30, 2003
                                                                   FY 2005             FY 2004
                                                                -------------       -------------
        Short-term debt                                          $    13,026         $    26,151
        Long-term debt, including current portion                  4,950,305           4,618,224
                                                                 -----------         -----------
             Total debt                                            4,963,331           4,644,375

        Less:
             Value of interest rate swaps                            (95,423)           (150,355)
             Cash and cash equivalents                            (1,173,637)           (804,734)

                                                                 -----------         -----------

        Net Debt                                                 $ 3,694,271         $ 3,689,286
                                                                 -----------         -----------

        Preferred stock                                                 --               325,000
                                                                 -----------         -----------

        Net Debt including SFAS No. 150 reclassification*        $ 3,694,271         $ 4,014,286
                                                                 ===========         ===========


        * The adoption of SFAS No. 150 by the Company in the second quarter of Fiscal 2004 required the prospective classification of Heinz Finance Company's $325 million of mandatorily redeemable preferred shares from minority interest to long-term debt. The prior period calculation of net debt includes the effects of this reclassification in order to provide more meaningful comparisons with the current period.



OPERATING FREE CASH FLOW CALCULATION
(amounts in thousands)                                              First Quarter Ended
                                                               -------------------------------
                                                               July 28, 2004     July 30, 2003
                                                                  FY 2005           FY 2004
                                                               -------------     -------------
        Cash provided by operating activities                    $ 186,180         $ 265,936
        Capital expenditures                                       (38,440)          (29,597)

                                                                 ---------         ---------
             Operating Free Cash Flow                            $ 147,740         $ 236,339
                                                                 =========         =========